Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Reports Preliminary First Quarter Financial Results

SAN JOSE, Calif.—May 1, 2007—BEA Systems, Inc., a world leader in enterprise and communications infrastructure software, today announced certain preliminary financial results for its fiscal first quarter ended April 30, 2007. BEA expects to report first quarter total revenues between $342 million and $347 million, with license revenue expected to be in the range of $111 million to $116 million.

“This quarter we saw a difficult selling environment, especially in the Americas, and several large deals slipped out of the quarter. During the quarter, BEA made several changes in our sales organization, especially in aligning our sales force around new products. We believe these changes are positive for BEA in the long run, but implementing these changes caused some disruption in the short run,” said Alfred Chuang, BEA’s founder, chairman and chief executive. “Several geographies outside the US performed well. AquaLogic had another strong quarter, especially the AquaLogic BPM product, and we are very well positioned to continue our leadership position in the SOA market.”

Expected first quarter results are preliminary, subject to BEA’s management and independent auditors completing their customary quarterly closing review procedures.

BEA is scheduled to release its first quarter results on May 16, 2007. Based on information currently available, BEA anticipates that complete financial information will not be available due to the internal stock option grant review, and as a result, BEA anticipates that the announcement on May 16 will be abbreviated.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360o platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITyTM can be found at bea.com.

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Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems,

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BEA Systems Reports Preliminary First Quarter Financial Results

May 1, 2007

Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the nature of and statements regarding our preliminary financial results for our fiscal first quarter ended April 30, 2007, our long run prospects and our position in our markets. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Such risks and uncertainties include, but are not limited to, that the internal review of historical stock option grants may continue to prevent us from filing our public filings with the Securities and Exchange Commission (“SEC”) and/or result in our being de-listed by Nasdaq; quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products, especially the markets for SOA, service infrastructure, VOIP, telecommunications and RFID software, and overseas markets such as China; changes in the standards or technologies used in the SOA, telecommunications and portal markets that could render our products less competitive; declines in spending by the telecommunications industry as a result of consolidation or adverse economic conditions; our dependence on large transactions, particularly those consummated at the end of our quarters; dependence on new product introductions and enhancements; the introduction by competitors of new products and pricing strategies; market acceptance of BEA’s enhanced product portfolio; BEA’s ability to integrate new technology and personnel as a result of acquisitions; the length of BEA’s sales cycle; the acceptance of BEA’s products by channel partners; the success of BEA’s channel partners; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products); BEA’s ability to retain and hire key personnel; and other risks indicated in our filings with the SEC. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Diana Wong

BEA Systems, Inc.

+1-408-570-8389

diana.wong@bea.com